UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 25, 2018

Ferro Corporation

(Exact name of registrant as specified in its charter)

Ohio	1-584	34-0217820
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6060 Parkland Boulevard Suite 250, Mayfield Heights, Ohio	44124
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 216-875-5600

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

☐	Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On April 25, 2018, Ferro Corporation (the “Company”), Ferro GmbH, Ferro Europe Holdings, LLC and certain other subsidiaries of the Company entered into an amendment (the “Amended Credit Agreement”) to the Credit Agreement with PNC Bank, National Association (“PNC”), as the Administrative Agent, the Collateral Agent and an Issuer, Deutsche Bank AG New York Branch, as the Syndication Agent and an Issuer and various financial institutions as lenders (the “Lenders”). The Amended Credit Agreement provides for (a) a new revolving facility (the “Revolving Facility”), which replaced the Company’s existing revolving facility, (b) a new tranche of term loans (“Tranche B-1 Loans”) denominated in dollars to be borrowed by the Company, the proceeds of which were used to refinance the U.S. dollar denominated term loans under the Company’s existing credit facility, (c) a new tranche of term loans (“Tranche B-2 Loans”) denominated in dollars to be borrowed by the Company, the proceeds of which were used to refinance the Euro denominated term loans under the Company’s existing credit facility and (d) a new tranche of term loans (“Tranche B-3 Loans”) denominated in dollars to be borrowed, on a joint and several basis, by the Company’s subsidiaries, Ferro GmbH and Ferro Europe Holdings LLC, the proceeds of which will be used for ongoing working capital requirements and general corporate purposes.

The credit facility provided by the Amended Credit Agreement (the “Amended Credit Facility”) consists of (a) a $500 million secured revolving credit facility that matures in February 2023, (b) a $355 million secured term loan facility with that matures in February 2024, (c) a $235 million secured term loan facility that matures in February 2024 and (d) a $230 million secured term loan facility that matures in February 2024. The term loans are payable in equal quarterly installments in an amount equal to 0.25% of the original principal amount of the term loans, with the remaining balance due at maturity. In addition, the Company is required, on an annual basis, to make a prepayment in an amount equal to a portion of the Company’s excess cash flow, as calculated pursuant to the Amended Credit Facility, which prepayment will be applied first to the term loans until they are paid in full, and then to borrowings under the revolving credit facility.

Subject to the satisfaction of certain conditions, the Company can request additional commitments under the revolving credit facility or term loans in the aggregate principal amount of up to $250 million to the extent that existing or new Lenders agree to provide such additional commitments and/or term loans and certain additional debt subject to satisfaction of certain covenant levels.

Certain of the Company’s U.S. subsidiaries have guaranteed the Company’s obligations under the Amended Credit Facility and such obligations are secured by (a) substantially all of the personal property of the Company and the U.S. subsidiary guarantors and (b) a pledge of 100% of the stock of certain of the Company’s U.S. subsidiaries and 65% of the stock of certain of the Company’s direct foreign subsidiaries. The Tranche B-3 Loans are guaranteed by the Company, the U.S. subsidiary guarantors and a cross-guaranty by the borrowers of the Tranche B-3 Loans, and are secured by the collateral securing the revolving credit facility and the other term loans, in addition to a pledge of the equity interests of Ferro GmbH.

The interest rates applicable to the term loans will be, at the Company’s option, equal to either a base rate or a LIBOR rate plus, in both cases, an applicable margin.

•	The base rate for term loans will be the highest of (i) the federal funds rate plus 0.50%, (ii) syndication agent’s prime rate, (iii) the daily LIBOR rate plus 1.00% and (iv) 0.00%. The applicable margin for base rate loans is 1.25%.

•	The LIBOR rate for term loans shall not be less than 0.0% and the applicable margin for LIBOR rate term loans is 2.25%.

•	For LIBOR rate term loans, the Company may choose to set the duration on individual borrowings for periods of one, two, three or six months, with the interest rate based on the applicable LIBOR rate for the corresponding duration.

The interest rates applicable to the revolving credit facility will be, at the Company’s option, equal to either a base rate or a LIBOR rate plus, in both cases, an applicable variable margin. The variable margin will be based on the ratio of (a) the Company’s total consolidated debt outstanding at such time to (b) the Company’s consolidated EBITDA computed for the period of four consecutive fiscal quarters most recently ended.

•	The base rate for the revolving credit facility will be the highest of (i) the federal funds rate plus 0.50%, (ii) syndication agent’s prime rate, (iii) the daily LIBOR rate plus 1.00% and (iv) 0.00%. The applicable margin for base rate loans will vary between 0.50% to 1.50%.

•	The LIBOR rate for the revolving credit facility shall not be less than 0% and the applicable margin for LIBOR rate loans will vary between 1.50% and 2.50%.

•	For LIBOR rate loans, the Company may choose to set the duration on individual borrowings for periods of one, two, three or six months, with the interest rate based on the applicable LIBOR rate for the corresponding duration.

The Amended Credit Facility contains customary restrictive covenants including, but not limited to, limitations on use of loan proceeds, limitations on the Company’s ability to pay dividends and repurchase stock, limitations on acquisitions and dispositions, and limitations on certain types of investments. The Amended Credit Facility also contains standard provisions relating to conditions of borrowing and customary events of default, including the non-payment of obligations by the Company and the bankruptcy of the Company.

Specific to the revolving credit facility, the Company is subject to a financial covenant regarding the Company’s maximum leverage ratio.

If an event of default occurs, all amounts outstanding under the Amended Credit Agreement may be accelerated and become immediately due and payable.

PNC and certain of the agents and Lenders party to the Amended Credit Agreement (and each of their respective subsidiaries or affiliates) have in the past provided, and may in the future provide, investment banking, cash management, underwriting, lending, commercial banking, trust, leasing services, foreign exchange and other advisory services to, or engage in transactions with, the Company and its subsidiaries or affiliates. These parties have received, and may in the future receive, customary compensation from the Company and its subsidiaries or affiliates, for such services.

The foregoing is a summary of the material terms and conditions of the Amended Credit Agreement and not a complete description of the Amended Credit Agreement. Accordingly, the foregoing is qualified in its entirety by reference to the full text of the Amended Credit Agreement attached to this Current Report as Exhibit 10.1, which is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 is incorporated herein by reference into this Item 2.03.

Item 7.01	Regulation FD Disclosure.

On April 26, 2018, the Company issued a press release (the “Press Release”) announcing its entry into the Amended Credit Agreement. A copy of the Press Release is attached hereto as Exhibit 99.1 and is incorporated by reference into this Item 7.01.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1	First Amendment, dated as of April 25, 2018, to Credit Agreement among Ferro Corporation, Ferro GmbH, Ferro Europe Holdings LLC, certain other subsidiaries of Ferro Corporation, PNC Bank, National Association, as the Administrative Agent, the Collateral Agent and an Issuer, Deutsche Bank AG New York Branch, as the Syndication Agent and an Issuer and various financial institutions as lenders.

99.1	Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ferro Corporation

Date: April 27, 2018	By:	/s/ Benjamin J. Schlater
Name: Benjamin J. Schlater
Title: Vice President and Chief Financial Officer